As filed with the Securities and Exchange Commission on March 3, 2017
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAMILTON LANE INCORPORATED
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)		26-2482738 (I.R.S. Employer Identification No.)
One Presidential Blvd., 4th Floor Bala Cynwyd, PA 19004 (610) 934-2222 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2017 Equity Incentive Plan (Full title of plan)

Robert W. Cleveland One Presidential Blvd., 4th Floor Bala Cynwyd, PA 19004 (610) 934-2222 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: H. John Michael, Jr. Kimberly K. Rubel Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103 (215) 988-2700
H. John Michel, Jr. Kimberly K. Rubel Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103 Telephone: (215) 988-2700 Facsimile: (215) 988-2757		Richard D. Truesdell, Jr. John Crowley Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000 Facsimile: (212) 701-5800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share — To be issued under the 2017 Equity Incentive Plan	3,686,400	$18.12 (3)	$66,797,568	$7,741.84
Class A Common Stock, $0.001 par value per share — To be issued under the 2017 Equity Incentive Plan	1,313,600	$9.18 (4)	$12,058,848	$1,397.62
TOTAL	5,000,000		$78,856,416	$9,139.46

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock of Hamilton Lane Incorporated (the “Registrant”) that become issuable under the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class A common stock.

(2)
Consists of 5,000,000 shares of Class A common stock reserved for issuance under the 2017 Plan, including 1,313,600 shares of Class A common stock to be issued in replacement of outstanding awards under the Hamilton Lane Advisors, L.L.C. Class C Interest Incentive Plan.

(3)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $18.12 per share, the average of the high and low prices of the Registrant’s Class A common stock as reported on the NASDAQ Stock Market on March 1, 2017.

(4)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $9.18 per share, the weighted-average exercise price or grant date fair value of outstanding awards under the Hamilton Lane Advisors, L.L.C. Class C Interest Incentive Plan.

PART I
Information Required in the Section 10(a) Prospectus
The information specified in this Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)
the Registrant’s prospectus filed on March 1, 2017 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (Registration No. 333-215846), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b)
the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38021) filed with the Commission on February 27, 2017, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Sections 145 and 102(b)(7) of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Sections 145 and 102(b)(7) of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
The Registrant’s bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and that the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law. Subject to certain limitations, the Registrant’s bylaws also require the Registrant to advance expenses as incurred by its directors and officers for the defense of any action for which indemnification is required or permitted. In addition, under the Delaware General Corporation Law, the Registrant may be required to indemnify its directors and officers under certain other circumstances.
In addition to the indemnification under the Registrant’s certificate of incorporation and bylaws, the Registrant has entered into separate indemnification agreements with its directors and executive officers. These agreements, among other things, provide that the Registrant will indemnify its directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of the Registrant’s directors or executive officers, or any other company or enterprise to which the person provides services at the Registrant’s request.
The Registrant carries and intends to maintain directors’ and officers’ liability insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
In addition, certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following documents are filed or incorporated by reference as part of this Form S-8.

Exhibit Number	Exhibit Description

4.1
Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference from Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2017.

4.2
Form of Amended and Restated Bylaws of the Registrant, incorporated by reference from Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2017.

4.3	2017 Equity Incentive Plan.

4.4
Form of Restricted Stock Award Agreement under the 2017 Equity Incentive Plan, incorporated by reference from Exhibit 10.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 16, 2017.

4.5
Form of Non-Qualified Stock Option Agreement under the 2017 Equity Incentive Plan, incorporated by reference from Exhibit 10.8 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 16, 2017.

5.1	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Ernst & Young LLP as to Hamilton Lane Incorporated.

23.2	Consent of Ernst & Young LLP as to Hamilton Lane Advisors, L.L.C.

23.3	Consent of Drinker Biddle & Reath LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15

(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, State of Pennsylvania, on the 3rd day of March, 2017.

HAMILTON LANE INCORPORATED

By:	/s/ Mario L. Giannini
Mario L. Giannini Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Hamilton Lane Incorporated, a Delaware corporation, do hereby constitute and appoint Mario L. Giannini and Robert Cleveland, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the 3rd day of March, 2017.

Signature	Title

/s/ Hartley R. Rogers	Chairman of the Board of Directors
Hartley R. Rogers

/s/ Mario L. Giannini	Chief Executive Officer and Director (Principal Executive Officer)
Mario L. Giannini

/s/ Randy M. Stilman	Chief Financial Officer and Treasurer (Principal Financial Officer)
Randy M. Stilman

/s/ Michael Donohue	Controller (Principal Accounting Officer)
Michael Donohue

/s/ Erik R. Hirsch	Director
Erik R. Hirsch

Director
O. Griffith Sexton

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1
Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference from Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2017.

4.2
Form of Amended and Restated Bylaws of the Registrant, incorporated by reference from Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 14, 2017.

4.3	2017 Equity Incentive Plan.

4.4
Form of Restricted Stock Award Agreement under the 2017 Equity Incentive Plan, incorporated by reference from Exhibit 10.7 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 16, 2017.

4.5
Form of Non-Qualified Stock Option Agreement under the 2017 Equity Incentive Plan, incorporated by reference from Exhibit 10.8 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 16, 2017.

5.1	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Ernst & Young LLP as to Hamilton Lane Incorporated.

23.2	Consent of Ernst & Young LLP as to Hamilton Lane Advisors, L.L.C.

23.3	Consent of Drinker Biddle & Reath LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Page II-5 of this Registration Statement).